UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2018
J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)
6501 Legacy Drive Plano, Texas (Address of principal executive offices)		75024-3698 (Zip code)
Registrant's telephone number, including area code: (972) 431-1000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company	□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
□

Item 2.06	Material Impairments.

On June 8, 2018, J. C. Penney Company, Inc. (the “Company”) determined that a charge for impairment to the corporate aircraft assets held by J. C. Penney Corporation, Inc., a wholly-owned subsidiary of the Company, was required under generally accepted accounting principles in the United States. The impairment charge is a result of the Company’s decision to sell its corporate aircraft and classify the assets as held for sale.

The impaired assets consist of three aircraft and associated engines and parts. The Company currently estimates the total impairment charge to be approximately $50 million, which represents the current expected loss on sale upon completion of disposition of the assets. The Company currently expects to receive approximately $20 million in cash proceeds during fiscal 2018 from the sale of the corporate aircraft. The impairment charge will be recorded in the fiscal second quarter of 2018. The Company does not currently expect that the impairment charge will result in any significant future cash expenditures. The Company currently expects the sale of the corporate aircraft to reduce annual operating expenses approximately between $5 million and $10 million through reductions in depreciation and selling, general and administrative expenses.

The above impairment, proceeds and expense savings amounts are estimates only. The actual amounts may vary materially based on various factors, including timing of completion of disposition of the assets, changes in management’s assumptions and other plans, and other factors.

Forward-Looking Statements

This Report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect” and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding losses on sale, asset sale proceeds and expense reductions. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell us merchandise on a timely basis or at all, trade restrictions, the ability to monetize non-core assets on acceptable terms, the ability to implement our strategic plan including our omnichannel initiatives, customer acceptance of our strategies, our ability to attract, motivate and retain key executives and other associates, the impact of cost reduction initiatives, our ability to generate or maintain liquidity, implementation of new systems and platforms, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, disruptions and congestion at ports through which we import goods, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, the ability of the federal government to fund and conduct its operations, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information, legal and regulatory proceedings and the Company’s ability to access the debt or equity markets on favorable terms or at all. There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations. Please refer to the Company’s most recent Form 10-Q for a further discussion of risks and uncertainties. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. Any forward-looking statement made by us in this Report is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake to update these forward-looking statements as of any future date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By: /s/ Jeffrey A. Davis
Jeffrey A. Davis
Executive Vice President and
Chief Financial Officer

Date: June 14, 2018